Registration No. _______________
=======================================================================================================================================

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
------------------------
FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

STERLING GOLD CORP.
(Name of small business issuer in its charter)

Nevada	1081	None
(State or Other Jurisdiction of	(Primary Standard Industrial	(IRS Employer Identification #)
Organization)	Classification Code)

STERLING GOLD CORP.	THE CORPORATION TRUST COMPANY OF NEVADA
200 South Main, Suite I	6100 Neil Road, Suite 500
Pocatello, Idaho 83221	Reno, Nevada 89015
(208) 232-5602	(775) 322-0626
(Address and telephone of registrant's	(Name, address and telephone number of agent for service)
executive office)
Copies to:
Conrad C. Lysiak, Esq.
601 West First Avenue, Suite 903
Spokane, Washington 99201
(509) 624-1475

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”) check the following box. [X]

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If delivery of the prospectus is expected to be made under Rule 434, please check the following box. [  ] =======================================================================================================================================

CALCULATION OF REGISTRATION FEE

Title of each class		Proposed	Proposed
of securities to be	Amount to be	maximum offering	maximum aggregate	Amount of
registered	registered [1]	price per share	offering price	registration fee

Common Stock, par value
$0.00001 per share	12,375,000	$0.86	$10,642,500	$326.73

Common Stock, par value
$0.00001 per share,
issuable upon exercise of
outstanding warrants	6,187,500	$0.86	$5,321,250	$163.36

Total	18,562,500		$15,963,750	$490.09

[1]  Estimated for purposes of calculating the registration fee under Rule 457.

      REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

Prospectus

STERLING GOLD CORP.
18,562,500 SHARES OF COMMON STOCK

     The selling stockholders named in this prospectus are offering for sale from time to time an aggregate of up to 18,562,500 shares of our common stock. Of these shares, 6,187,500 shares of common stock are issuable upon the exercise of outstanding warrants.

     We are not selling any shares of our common stock under this prospectus and will not receive any of the proceeds from the sale of shares by the selling stockholders, except that we will receive the exercise price payable in connection with exercises of the warrants to purchase shares of our common stock described in this prospectus.

     Our common stock is quoted on the Bulletin Board operated by the National Association of Securities Dealers, Inc. under the symbol “SGCO.” On July 25, 2007, the high and low bid prices for shares of our common stock were $0.70 and $0.70 per share, respectively.

     Investing in our common stock involves risks. See "Risk Factors" starting at page 6.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. It’s illegal to tell you otherwise.

     The date of this prospectus is _________________________.

SUMMARY OF OUR OFFERING

Our business

     We were incorporated in the State of Nevada on January 26, 2004. We are engaged in the acquisition and exploration of mining properties. We maintain our statutory registered agent's office at 6100 Neil Road, Suite 400, Reno, Nevada 89544 and our business office is located at 200 South Main Street, Suite I, Pocatello, Idaho. Our telephone number is (208) 232-5603.

     We have no plans to change our business activities or to combine with another business, and are not aware of any events or circumstances that might cause us to change our plans.

     We have no revenues, have achieved losses since inception, have no operations, have been issued a going concern opinion and rely upon the sale of our securities to funds operations.

The offering

     Following is a brief summary of this offering:

Securities being offered	The selling shareholders may offer up to 18,562,500
shares of common stock in this offering. We will not
receive any proceeds from the shares sold by the selling
shareholders.
Offering price per share common stock	The market bid.
Net proceeds to us on sale of shares	None
Number of shares outstanding before the offering	18,380,000
Number of shares outstanding after the offering if
all of the warrants are exercised.	24,567,500

Selected financial data

     The following table sets forth summary financial data derived from our financial statements. This data should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus.

	As of	As of	As of
	April 30, 2007	January 31, 2007	January 31, 2006
	(Unaudited)	(Audited)	(Audited)
Balance Sheet
Total Assets	$32,126	$1,121	$10,317
Total Liabilities	$57,474	$32,851	$4,259
Stockholders Equity	$(25,348)	$(31,730)	$6,058
	Three Months ended	Year ended	Year ended
	April 30, 2007	January 31, 2007	January 31, 2006
	(Unaudited)	(Audited)	Audited
Income Statement
Revenue	$0	$0	$0
Total Expenses	$8,618	$37,788	$59,114
Net Loss	$(8,618)	$(37,788)	$(59,114)

RISK FACTORS

     Please consider the following risk factors before deciding to invest in our common stock.

Risks associated with STERLING GOLD CORP.:

     1. Because our auditors have issued a going concern opinion, there is substantial uncertainty we will continue activities in which case you could lose your investment.

     Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. As such we may have to cease activities and you could lose your investment.

     2. Because the probability of an individual prospect ever having reserves is extremely remote any funds spent on exploration will probably be lost.

     The probability of an individual prospect ever having reserves is extremely remote. In all probability the property does not contain any reserves. As such, any funds spent on exploration will probably be lost which result in a loss of your investment.

     3. Our management lacks technical training and experience in mining operations and consequently our operations, earnings and ultimate financial success could be irreparably harmed.

     Our management lacks technical training and experience with exploring for, starting, and operating a mine. With no direct training or experience in these areas, management may not be fully aware of many of the specific requirements related to working within the industry. Management’s decisions and choices many not take into account standard engineering or managerial approaches mineral exploration companies commonly use. Consequently, our operations, earnings and ultimate financial success could suffer irreparable harm due to management’s lack of experience in the industry.

     4. We lack an operating history and have losses which we expect to continue into the future. As a result, we may have to suspend or cease operations.

     We were incorporated in January 2004 and we have not started our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception is $140,898.

*	our ability to locate a profitable mineral property

*	our ability to generate revenues

*	our ability to reduce exploration costs.

Based upon current plans, we expect to incur operating losses in future periods. This will happen because there are expenses associated with the research and exploration of our mineral properties. As a result, we may not generate revenues in the future. Failure to generate revenues will cause us to suspend or cease operations.

     5. Because our management does not have technical training or experience in exploring for, starting, and operating an exploration program, management’s decisions and choices may not take into account standard engineering or managerial approaches, mineral exploration companies commonly use. As a result, we may have to suspend or cease operations which will result in the loss of your investment.

     Our management is inexperienced with exploring for, starting, and operating an exploration program. Further, our management has no direct training or experience in these areas and as a result may not be fully aware of many of the specific requirements related to working within the industry. Management’s decisions and choices may not take into account standard engineering or managerial approaches, mineral exploration companies commonly use. Consequently our operations, earnings and ultimate financial success could suffer irreparable harm due to management’s lack of experience in this industry. As a result we may have to suspend or cease operations which will result in the loss of your investment.

     6. Previous exploration on the property has not resulted in finding an ore body.

     We have conducted previous exploration activity on the property without finding mineralized material. Mineralized material is a mineralized body which has been delineated by appropriate spaced drilling or underground sampling to support sufficient tonnage and average grade of metals to justify removal. If we do not find mineralized material, we will cease operations. There is no assurance we will ever find mineralized material on the property.

     7. Weather interruptions in the province of British Columbia may affect and delay our proposed exploration operations.

     Our proposed exploration work can only be performed approximately five to six months out of the year. This is because rain and snow cause the roads leading to our claims to be impassible during six to seven months of the year. When roads are impassible, we are unable to conduct exploration operations on the property.

     8. Because we are small and do not have any ore reserves or much capital, we may have to limit our exploration activity which may result in a lose of your investment.

     Because we are small and do not have ore reserves or much capital, we must limit our exploration activity. As such we may not be able to complete an exploration program that is as thorough as we would like. In that event, an existing ore body may go undiscovered. Without an ore body, we cannot generate revenues and you will lose your investment.

     9. Because we will have to spend additional funds to determine if we have a reserve, if we can’t raise the money we will have to cease operations and you could lose your investment.

     Even if we complete our current exploration program and it is successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit, a reserve.

     10. We may not have access to all of the supplies and materials we need for exploration which could cause us to delay or suspend operations.

     Competition and unforeseen limited sources of supplies in the industry could result in occasional spot shortages of supplies, such as dynamite, and certain equipment such as bulldozers and excavators that we might need to conduct exploration. We have not attempted to locate or negotiate with any suppliers of products, equipment or materials. We will attempt to locate products, equipment and materials after this offering is complete. If we cannot find the products and equipment we need, we will have to suspend our exploration plans until we do find the products and equipment we need.

     11. Because Mr. Collins and Ms. Smith have other outside business activities and will each only be devoting 10% of their time or approximately 4 hours per week each to our operations, our operations may be sporadic which may result in periodic interruptions or suspensions of exploration.

     Because Mr. Collins and Ms. Smith, our officer and directors, have other outside business activities and will each only be devoting 10% of their time or four hours each per week to our operations, our operations may be sporadic and occur at times which are convenient to Mr. Collins and Ms. Smith.. As a result, exploration of the property may be periodically interrupted or suspended.

     12. Because title to the property is held in the name of another entity, if it transfers the property to someone other than us, we will cease operations.

     Title to the property upon which we intend to conduct exploration activities is not held in our name. Title to the property is recorded in the name of Woodburn Holdings Ltd., a British Columbia corporation owned and controlled by Robert Baker, our former president. If Woodburn Holdings Ltd. transfers the property to a third person, the third person will obtain good title and we will have nothing. If that happens we will be harmed in that we will not own any property and we will have to cease operations. We believe if Mr. Baker as president of Woodburn Holdings Ltd. transfers title to a third party, we would have a cause of action against Mr. Baker for breach of fiduciary duty since he entered into the agreement when he was our president, but we do not believe we would have a cause of action against Woodburn Holdings, Ltd. Under British Columbia law title to British Columbia mining claims can only be held by British Columbia residents. In the case of corporations, title must be held by a British Columbia corporation. In order to comply with the law we would have to incorporate a British Columbia wholly owned subsidiary corporation and obtain audited financial statements. We believe those costs would be a waste of our money at this time since the legal costs of incorporating a subsidiary corporation, the accounting costs of audited financial statements for the subsidiary corporation, together with the legal and accounting costs of expanding this registration statement would cost several thousands of dollars. Accordingly, we have elected not to create the subsidiary at this time, but will do so if mineralized material is discovered on the property.

     13. Because there is a limited public trading market for our common stock, you may not be able to resell your stock.

     There is currently a limited public trading market for our common stock on the Bulletin Board operated by the National Association of Securities Dealers, Inc. Therefore, you may not be able to resell your shares of common stock.

     14. Because our securities are subject to penny stock rules, you may have difficulty reselling your shares.

     Our shares as penny stocks are covered by section 15(g) of the Securities Exchange Act of 1934 which imposes additional sales practice requirements on broker/dealers who sell the Company’s securities including the delivery of a standardized disclosure document; disclosure and confirmation of quotation prices; disclosure of compensation the broker/dealer receives; and, furnishing monthly account statements. For sales of our securities, the broker/dealer must make a special suitability determination and receive from its customer a written agreement prior to making a sale. The imposition of the foregoing additional sales practices could adversely affect a shareholder’s ability to dispose of his stock.

USE OF PROCEEDS

     We will not receive any proceeds from the sale of the shares of common stock in this offering. All proceeds from the sale of the shares of common stock will be received by the selling shareholders.

DETERMINATION OF OFFERING PRICE

     Our shares are listed for trading on the Bulletin Board operated by the National Association of Securities Dealers, Inc. under the symbol “SGDO” and accordingly the selling price of the shares will be established by the market.

DILUTION

     Since all of the shares of common stock being registered are already issued and outstanding, no dilution will result from this offering.

PLAN OF DISTRIBUTION

     There are nineteen selling shareholders. They may be deemed underwriters. They may sell some or all of their common stock in one or more transactions, including block transactions:

1.	On such public markets or exchanges as the common stock may from time to time be trading;

2.	In privately negotiated transactions;

3.	Through the writing of options on the common stock;

4.	In short sales; or

5.	In any combination of these methods of distribution.

     The sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:

1.	The market price of our common stock prevailing at the time of sale;

2.	A price related to such prevailing market price of our common stock; or

3.	Such other price as the selling shareholders determine from time to time.

     The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144. The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers.

     We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders. We are bearing all costs relating to the registration of the common stock, estimated to be $50,000. The selling shareholders, however, will pay commissions or other fees payable to brokers or dealers in connection with any sale of the common stock. The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

     1. Not engage in any stabilization activities in connection with our common stock;

     2. Furnish each broker or dealer through which common stock may be offered, such as copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

     3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act of 1934.

     There is no assurance that any of the selling shareholders will sell any or all of the shares offered by them. Under the securities laws of certain states, the shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is met.

     Of the 18,380,000 shares of common stock outstanding as of July 9, 2007, 5,000,000 are owned by Allen Collins, our president and may only be resold in compliance with Rule 144 of the Securities Act of 1933.

     We have not declared any cash dividends, nor do we intend to do so. We are not subject to any legal restrictions respecting the payment of dividends, except that they may not be paid to render us insolvent. Dividend policy will be based on our cash resources and needs and it is anticipated that all available cash will be needed for our operations in the foreseeable future.

Section 15(g) of the Exchange Act

     Our shares are covered by section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6, and 15g-9 promulgated thereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses).

     Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

     Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

     Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

     Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

     Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the salesperson’s compensation.

     Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

     Rule 15g-9 requires broker/dealers to approve the transaction for the customer’s account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the NASD's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

     The application of the penny stock rules may affect your ability to resell your shares.

MARKET FOR OUR COMMON STOCK

     Our shares are traded on the Bulletin Board operated by the National Association of Securities Dealers, Inc. under the symbol “SGCO.”A summary of trading by quarter for the first fiscal quarter of 2007 and for 2006 and 2005 fiscal years is as follows:

Fiscal Quarter	High Bid	Low Bid
2007
First Quarter 2-1-07 to 4-30-07	$1.50	$0.65
2006
Fourth Quarter 11-1-06 to 1-31-07	$0.90	$0.51
Third Quarter 8-1-06 to 10-31-06	$1.05	$0.51
Second Quarter 5-1-06 to 7-31-06	$2.80	$0.75
First Quarter 2-1-06 to 4-30-06	$1.37	$0.55
2005
Fourth Quarter 11-1-05 to 1-31-06	$0.55	$0.30
Third Quarter 8-1-05 to 10-31-05	$0.58	$0.30
Second Quarter 5-1-05 to 7-31-05	$0.48	$0.15
First Quarter 2-1-05 to 4-30-05	$0	$0

     These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not represent actual transactions. As of July 9, 2007, we had 31 holders of record of our common stock.

     We have not declared any cash dividends, nor do we intend to do so. We are not subject to any legal restrictions respecting the payment of dividends, except that they may not be paid to render us insolvent. Dividend policy will be based on our cash resources and needs and it is anticipated that all available cash will be needed for our operations in the foreseeable future.

Completion of our initial public offering

     On November 18, 2004, our initial public offering was declared effective by the SEC (SEC file no. 333-112988). On May 10, 2005, we completed our public offering and sold 1,005,000 shares of common stock and raised $100,500. There was no underwriter involved in our public offering. From the proceeds of the public offering, we paid the following and exhausted the offering proceeds without finding mineralized material.

Consulting	$37,300.00
Legal	$13,014.00
Accounting	$13,252.00
Office	$3,427.00
Regulatory	$2,051.00
Travel/Ent.	$8,634.00
Exploration Expenditures	$20,000.00
Notes Payable	$600.00
Advance Payable	$2,222.00

Total	$100,500.00

     We believe mineralized material is located on our property. Accordingly, we raised an additional $618,750.00 in a private placement and intend to use the funds to conduct additional exploration activities on the property and for administrative expenses.

Dividends

     We have not declared any cash dividends, nor do we intend to do so. We are not subject to any legal restrictions respecting the payment of dividends, except that they may not be paid to render us insolvent. Dividend policy will be based on our cash resources and needs and it is anticipated that all available cash will be needed for our operations in the foreseeable future.

BUSINESS

General

     We were incorporated in the State of Nevada on January 26, 2004. We are engaged in the acquisition and exploration of mining properties. We maintain our statutory registered agent's office at 6100 Neil Road, Suite 400, Reno, Nevada 89544 and our business office is located at 200 South Main Street, Suite I, Pocatello, Idaho. Our telephone number is (208) 232-5603.

     We have no plans to change our business activities or to combine with another business, and are not aware of any events or circumstances that might cause us to change our plans.

     We have no revenues, have achieved losses since inception, have no operations, have been issued a going concern opinion and rely upon the sale of our securities to funds operations.

Background

     In November 2003, Woodburn Holdings Ltd., a British Columbia corporation entirely owned and controlled by our former president, Robert Baker, acquired one mineral property containing one mining claim in British Columbia, Canada by purchasing for $6,800 the same through Glengarry Development Corp., a non-affiliated third party. Lloyd Tattersall is a staking agent employed by Glengarry Development Corp. Glengarry Development Corp. is located 1395 Marine Drive, West Vancouver, British Columbia, Canada V7T 2X8. Mr. Tattersall has been staking claims since 1962. His British Columbia license number is 12657. Mr. Tattersall has also served on the board of directors of Gavex Gold Mines Ltd., El Camino Resources Corp., and Big Valley Resources Corp, all Canadian publicly traded companies.

     Canadian jurisdictions allow a mineral explorer to claim a portion of available Crown lands as its exclusive area for exploration by depositing posts or other visible markers to indicate a claimed area. The process of posting the area is known as staking. Woodburn Holdings Ltd. paid Glengarry Development Corp. $6,800 to stake the claims. The claims were transferred to Woodburn Holdings Ltd. Woodburn Holdings Ltd. is Mr. Baker’s privately held corporation. The claim is recorded in the name of Woodburn Holdings Ltd. to avoid paying additional fees. Woodburn Holdings Ltd. has not provided us with a signed or executed bill of sale in our favor. Woodburn Holdings Ltd. will issue a Bill of Sale to a subsidiary corporation to be formed by us should mineralized material be discovered on the property.

     Under British Columbia law title to British Columbia mining claims can only be held by British Columbia residents. In the case of corporations, title must be held by a British Columbia corporation. Since we are an American corporation, we can never possess legal mining claim to the land. In order to comply with the law we would have to incorporate a British Columbia wholly owned subsidiary corporation and obtain audited financial statements. We believe those costs would be a waste of our money at this time since the legal costs of incorporating a subsidiary corporation, the accounting costs of audited financial statements for the subsidiary corporation, together with the legal and accounting costs of expanding this registration statement would cost several thousands of dollars. Accordingly, we have elected not to create the subsidiary at this time, but will do so if mineralized material is discovered on the property.

     In the event that we find mineralized material and the mineralized material can be economically extracted, we will form a wholly owned British Columbia subsidiary corporation and Mr. Baker will convey title to the property to the wholly owned subsidiary corporation. Should Mr. Baker transfer title to another person and that deed is recorded before we record our documents, that other person will have superior title and we will have none. If that event occurs, we will have to cease or suspend operations. We believe if Mr. Baker as president of Woodburn Holdings Ltd. transfers title to a third party, Mr. Baker would be liable to us for monetary damages for breach of fiduciary duty since he entered into the agreement when he was our president, but we do not believe we would have a cause of action against Woodburn Holdings, Ltd. Mr. Baker has agreed verbally with us not to cause the title to pass to another entity.

     To date we have performed some exploratory work on the property. All Canadian lands and minerals which have not been granted to private persons are owned by either the federal or provincial governments in the name of Her Majesty. Ungranted minerals are commonly known as Crown minerals. Ownership rights to Crown minerals are vested by the Canadian Constitution in the province where the minerals are located. In the case of the Company’s property, that is the province of British Columbia.

     In the nineteenth century the practice of reserving the minerals from fee simple Crown grants was established. Legislation now ensures that minerals are reserved from Crown land dispositions. The result is that the Crown is the largest mineral owner in Canada, both as the fee simple owner of Crown lands and through mineral reservations in Crown grants. Most privately held mineral titles are acquired directly from the Crown. The Company’s property is one such acquisition. Accordingly, fee simple title to the Company’s property resides with the Crown.

     The claims are mining leases issued pursuant to the British Columbia Mineral Act. The lessee has exclusive rights to mine and recover all of the minerals contained within the surface boundaries of the lease continued vertically downward.

     The property is unencumbered, that is there are no claims, liens, charges or liabilities against the property, and there are no competitive conditions, that is the action of some unaffiliated third party, that could affect the property. Further, there is no insurance covering the property and we believe that no insurance is necessary since the property is unimproved and contains no buildings or improvements.

     We are presently in the exploration stage and we cannot guarantee that a commercially viable mineral deposit, a reserve, exists in the property until further exploration is done and a comprehensive evaluation concludes economic and legal feasibility.

     There are no native land claims that affect title to the property. We have no plans to try interest other companies in the property if mineralization is found. If mineralization is found, we will try to develop the property ourselves.

Claims

     The following is a list of tenure numbers, claim, date of recording and expiration date of our claims:

		Date of	Date of
Claim No.	Document Description	Recording	Expiration
406354	K-2 Mining Claim.	November 7, 2003	December 25, 2008

     Our claim measures 500 meters by 500 meters.

     In order to maintain this claim Woodburn Holdings Ltd. must pay a fee of CDN$100 per year per claim. Woodburn Holdings Ltd. can renew the claim indefinitely; the amount of the renewal will not increase for the year ending 2006. We have no idea if the fee to renew the claim will increase after 2006. There is no grace period if there is a default on the work or Woodburn Holdings misses renewing the claim. Woodburn will not cause the claim to expire as a result of not renewing the same or failing to perform work on the claim, provided mineralized material is found. In the event that our exploration program does not find mineralized material, Woodburn will allow the claim expire and we will cease operations.

     The property was selected because Mr. Tattersall advised us that gold has been discovered on other property nearby. No technical information was used to select the property.

Location and Access

     The property is located on the south end of Polley Lake approximately 90 Kilometers northeast of the city of Williams Lake. Traveling 90 Kilometers northeast on paved road can access it. Numerous local logging and exploration roads give good access to all parts of the property.

MAP 1

MAP 2

Physiography

     The property lies between elevations of 700 meters and 1,300 meters. The claim is 500 meters long by 500 meters wide, approximately 53 acres. It is flat and accessible on the east side of the Imperial Metals Ltd. Mount Polley Mine Property. Vegetation consists mainly of Pine and Fir.

     The property is snow-free from May to November. Providing a six to seven month exploration season. As such, no exploration will take place from approximately December to April.

Property Geology

     The property is covered by pink and gray medium to fine grained diorite, monzonite and syenite, maroon and gray polyllithic volcanic breccias. The major types of rocks found on the property are monzonite syenite (which is gravel, sand, silt and clay).

     We selected the property because gold has been found on other properties nearby. Other than the foregoing, we did not rely on technical information for the selection of the property. Mr. Baker, our former president, was responsible for the selection of the property.

Mineralization

     No mineralized material has been found on our property.

History of Previous Work

     Some soil sampling for copper gold was done in the 1960’s by Amax Exploration however no mineralized material was found on the property.

     We previously undertook a program of exploration. Because we had limited funds, we were unable to conduct sufficient exploration activity to determine if mineralized material existed.

Our Proposed Exploration Program

     We are prospecting for gold. Our target is mineralized material. Our success depends upon finding mineralized material. Mineralized material is a mineralized body which has been delineated by appropriate spaced drilling or underground sampling to support sufficient tonnage and average grade of metals to justify removal. If we do not find mineralized material or we cannot remove mineralized material, either because we do not have the money to do it or because it is not economically feasible to do it, we will cease operations and you will lose your investment. We anticipate being able to delineate a mineralized body, if one exists, within the next twelve months.

     In addition, we may not have enough money to complete our exploration of the property. If it turns out that we have not raised enough money to complete our exploration program, we will try to raise additional funds from a second public offering, a private placement or loans. At the present time, we have not made any plans to raise additional money and there is no assurance that we would be able to raise additional money in the future. If we need additional money and cannot raise it, we will have to suspend or cease operations.

     We must conduct exploration to determine what amount of minerals, if any, exist on the property and if any minerals which are found can be economically extracted and profitably processed.

     The property is undeveloped raw land. Detailed exploration has not been completed. To our knowledge, the property has never been mined. The only event that has occurred is the staking of the property by Glengarry Development Corp., a physical examination of the property and one day of prospecting. The cost of staking the claims was included in the $6,800, Woodburn Holdings Ltd. paid to Glengarry Development Corp. Before gold retrieval can begin, we must explore for and find mineralized material. After that has occurred we have to determine if it is economically feasible to remove the mineralized material. Economically feasible means that the costs associated with the removal of the mineralized material will not exceed the price at which we can sell the mineralized material. We cannot predict what that will be until we find mineralized material.

     We do not know if we will find mineralized material.

     Our exploration program is designed to economically explore and evaluate the property.

     We do not claim to have any minerals or reserves whatsoever at this time on any of the property.

     We intend to implement an exploration program which consists of core sampling. Core sampling is the process of drilling holes to a depth of up to 200 feet in order to extract a samples of earth. Allen Collins, our president, will determine where drilling will occur on the property. The samples will be tested to determine if mineralized material is located on the property. Based upon the tests of the core samples, we will determine if we will terminate operations; proceed with additional exploration of the property; or develop the property. We intend to take our core samples to ALS Chemex, analytical chemists, geochemists and registered assayers located in North Vancouver, British Columbia.

     We estimate the cost of core sampling will be $20 per foot drilled. We currently intend to drill approximately 10,000 linear feet or 50 holes for a total of $200,000. The total cost for analyzing the core samples will be $30,000.

     The breakdown of estimated times and dollars was made by Mr. Collins and Mr. Baker in consultation.

     We do not intend to interest other companies in the property if we find mineralized materials. We intend to try to develop the reserves ourselves.

     If we are unable to complete exploration because we do not have enough money, we will cease operations until we raise more money. If we cannot or do not raise more money, we will cease operations. If we cease operations, we don't know what we will do and we don't have any plans to do anything else.

     We cannot provide you with a more detailed discussion of how our exploration program will work and what we expect will be our likelihood of success. That is because we have a piece of raw land and we intend to look for mineralized material. We may or may not find any mineralized material. We hope we do, but it is impossible to predict the likelihood of such an event.

     We do not have any plan to make our company to revenue generation. That is because we have not found economic mineralization yet and it is impossible to project revenue generation from nothing.

     If we do not find mineralized material on the property, Woodburn Holdings Ltd. will allow the claim to expire and we will cease operations.

Competitive Factors

     The gold mining industry is fragmented. We compete with other exploration companies looking for gold. We are one of the smallest exploration companies in existence. We are an infinitely small participant in the gold mining market. While we compete with other exploration companies, there is no competition for the exploration or removal or mineral from out property. Readily available gold markets exist in Canada and around the world for the sale of gold. Therefore, we will be able to sell any gold that we are able to recover.

Regulations

     Our mineral exploration program is subject to the Canadian Mineral Tenure Act Regulation. This act sets forth rules for

*	locating claims

*	posting claims

*	working claims

*	reporting work performed

     We are also subject to the British Columbia Mineral Exploration Code which tells us how and where we can explore for minerals. We must comply with these laws to operate our business. Compliance with these rules and regulations will not adversely affect our operations.

Environmental Law

     We are also subject to the Health, Safety and Reclamation Code for Mines in British Columbia. This code deals with environmental matters relating to the exploration and development of mining properties. Its goals are to protect the environment through a series of regulations affecting:

1.	Health and Safety

2.	Archaeological Sites

3.	Exploration Access

     We are responsible to provide a safe working environment, not disrupt archaeological sites, and conduct our activities to prevent unnecessary damage to the property.

     We will secure all necessary permits for exploration and, if development is warranted on the property, will file final plans of operation before we start any mining operations. We anticipate no discharge of water into active stream, creek, river, lake or any other body of water regulated by environmental law or regulation. No endangered species will be disturbed. Restoration of the disturbed land will be completed according to law. All holes, pits and shafts will be sealed upon abandonment of the property. It is difficult to estimate the cost of compliance with the environmental law since the full nature and extent of our proposed activities cannot be determined until we start our operations and know what that will involve from an environmental standpoint.

     We are in compliance with the act and will continue to comply with the act in the future. We believe that compliance with the act will not adversely affect our business operations in the future.

     Exploration stage companies have no need to discuss environmental matters, except as they relate to exploration activities. The only “cost and effect” of compliance with environmental regulations in British Columbia is returning the surface to its previous condition upon abandonment of the property. We cannot speculate on those costs in light of our ongoing plans for exploration. In any event, we have not allocated any funds for the reclamation of the property.

Subcontractors

     We intend to use the services of subcontractors for manual labor exploration work on our properties.

Employees and Employment Agreements

     At present, we have no employees, other than our officer and two directors. Our officer and directors are part-time employees and will devote about 10% of their time to our operation. Accordingly, we have two total employees, no full-time employees and two part-time employees. Our officers and directors do not have employment agreements with us. We presently do not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to our officers and directors. Mr. Collins will handle our administrative duties. Because our officers and directors are inexperienced with exploration, they will hire qualified persons to perform the surveying, exploration, and excavating of our property.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

     This section of this report includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this report. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

     We are an exploration stage corporation and have not yet generated or realized any revenues from our business operations.

     We will be conducting research in the form of exploration of the property. Our exploration program is in the "Milestones" section of this report. We are not going to buy or sell any plant or significant equipment during the next twelve months. We will not buy any equipment until we have located a body of ore and we have determined it is economical to extract the ore from the land.

     We do not intend to interest other companies in the property if we find mineralized materials. We intend to try to develop the reserves ourselves.

     If we are unable to complete exploration because we don’t have enough money, we will cease operations until we raise more money. If we can’t or don’t raise more money, we will cease operations. If we cease operations, we have no plans as to what we will do.

     We do not intend to hire additional employees at this time. All of the work on the property will be conducted by unaffiliated independent contractors that we will hire. The independent contractors will be responsible for surveying, geology, engineering, exploration, and excavation. The geologists will evaluate the information derived from the exploration and excavation and the engineers will advise us on the economic feasibility of removing the mineralized material.

Milestones

     The following are our milestones:

     1. In the fall of 2007. - Core drilling. Core drilling will cost $20.00 per foot. We intend to drill 50 holes to a depth of 200 feet. The number of holes to be drilled will be dependent upon the amount raised from our public offering. Core drilling will be subcontracted to non affiliated third parties. Time to conduct the core drilling - 90 days.

     2. In the winter of 2008. - Have an independent third party analyze the samples from the core drilling. Determine if mineralized material is below the ground. If mineralized material is found, define the body. We estimate that it will cost $30,000 to analyze the core samples and will take 90 days.

     All funds for the foregoing activities will be obtained from our public offering.

Limited Operating History; Need for Additional Capital

     There is no historical financial information about us upon which to base an evaluation of our performance. We are an exploration stage corporation and have not generated any revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration of our properties, and possible cost overruns due to price and cost increases in services.

     To become profitable and competitive, we will conduct into the research and exploration of our properties before we start production of any minerals we may find. We are seeking equity financing to provide for the capital required to implement our research and exploration phases.

     We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Results of Operations

From Inception on January 24, 2004

     We will conduct our exploration activities on one property containing one claim. The property is staked and we will begin our exploration plan upon completion of our public offering.

     Since inception, we have used loans from Woodburn Holdings Ltd., a corporation owned by Robert Baker, our former president and a loan from Dimac Capital Corporation, a corporation owned by Kathrine MacDonald, one of our former shareholders, to stake the property, to incorporate us, and for legal and accounting expenses. Net cash provided by them from inception on January 24, 2004 to April 30, 2006 was $1,529. The loans are not evidenced by any written instrument and are without interest.

Liquidity and Capital Resources

     As of the date of this report, we have yet to generate any revenues from our business operations.

     In January 2004 we issued 5,000,000 shares of common stock pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933. This was accounted for as a purchase of shares of common stock.

     On November 18, 2004, our public offering was declared effective by the SEC (SEC file no. 333-112988). On May 10, 2005, we completed our public offering and sold 1,005,000 shares of common stock and raised $100,500. We spent all of the proceeds from the offering as we previously reported.

     On May 17, 2007 we completed a private placement of 12,375,000 units and raised $618,750. Each unit was comprised of one restricted share of common stock and one restricted common stock purchase warrant. Two warrants and the payment of $0.25 allowed for the purchase of one additional restricted share of common stock. The warrants expire five years from the date of the subscription agreement evidencing the purchase of the units.

     We currently have $656,713 in cash. We have no other assets other than a right to explore one property. Our liabilities are $57,474 comprised of accounts payable of $4,945; three notes payable to who has advanced funds for our exploration activities; and, $1,529 owed to Robert Baker, our former president for cash advances made by him.

MANAGEMENT

Officers and Directors and Significant Employees

     Our directors serve until their successor is elected and qualified. Our officer is elected by the board of directors to a term of one (1) year and serves until his successor is duly elected and qualified, or until he is removed from office.

     The name, address, age and position of our present officers and directors are set forth below:

Name and Address	Age	Position(s)
Allen Collins	52	president, principal executive officer, secretary
200 South Main		treasurer, principal accounting officer, and
Suite I		principal financial officer and a member of the
Pocatello, ID 83204		board of directors

Linda S. Smith	49	member of the board of directors.
810 Jewel
Blackfoot, ID 83221

     The persons named are expected to hold their offices/positions until the next annual meeting of our stockholders.

Background of Officers and Directors

Allen Collins

     On March 24, 2006, Allen Collins was appointed to our board of directors. Mr. Collins was also appointed as our president, principal executive officer, treasurer, principal financial officer, principal accounting officer and secretary. Since December 9, 2005, Mr. Collins has been president, principal executive officer, treasurer, principal financial officer, principal accounting officer and sole member of the board of directors of Firststar Exploration Corporation. Firstar Exploration Corporation is a start-up mineral exploration corporation. First Exploration Corporation files reports with the Securities and Exchange Commission pursuant to Section 13 of the Securities Exchange Act of 1934. The securities of Firstar Exploration Corporation are not traded anywhere. Since September 1988, Mr. Collins has been a Certified Public Accountant and partner in the firm of Dance Collins & Co., Certified Public Accountants located in Pocatello, Idaho. Other than our board of directors and Firstar Exploration Corporation, Mr. Collins has not been a member of the board of directors of any corporations during the last five years.

Linda S. Smith

     Since May 20, 2007, Linda S. Smith has been a member of our board of directors. Since January 2002, Linda S. Smith has worked as a staff accountant for Lamprecht, Green & Associates, LLP. From August 2004 to June 2006, Ms. Smith was employed as a staff accountant with Dance, Collins & Co. Both employers are public accounting firms and are located in Pocatello Idaho. Her duties include compiling and reviewing financial statements, tax return preparation, and client relations. Other than our board of directors, Ms. Smith has not been a member of the board of directors of any corporations during the last five years.

     During the past five years, Mr. Collins and Ms. Smith have not been the subject of the following events:

     1. Any bankruptcy petition filed by or against any business of which Mr. Collins and Ms. Smith were a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

     2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

     3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Collins’s and Ms. Smith’s involvement in any type of business, securities or banking activities.

     4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Conflicts of Interest

     At the present time, we do not foresee a direct conflict of interest because we do not intend to acquire any additional properties.

Involvement in Certain Legal Proceedings

     To our knowledge, during the past five years, no present or former director or executive officer of our company: (1) filed a petition under the federal bankruptcy laws or any state insolvency law, nor had a receiver, fiscal agent or similar officer appointed by a court for the business or present of such a person, or any partnership in which he was a general partner at or within two yeas before the time of such filing, or any corporation or business association of which he was an executive officer within two years before the time of such filing; (2) was convicted in a criminal proceeding or named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting the following activities: (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, associated person of any of the foregoing, or as an investment advisor, underwriter, broker or dealer in securities, or as an affiliated person, director of any investment company, or engaging in or continuing any conduct or practice in connection with such activity; (ii) engaging in any type of business practice; (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodity laws; (4) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described above under this Item, or to be associated with persons engaged in any such activity; (5) was found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any federal or state securities law and the judgment in subsequently reversed, suspended or vacate; (6) was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

Audit Committee

     We have a separately-designated audit committee of the board. Audit committee functions are performed by our board of directors. None of our directors are deemed independent. All directors also hold positions as our officers. Our audit committee is responsible for: (1) selection and oversight of our independent accountant; (2) establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls and auditing matters; (3) establishing procedures for the confidential, anonymous submission by our employees of concerns regarding accounting and auditing matters; (4) engaging outside advisors; and, (5) funding for the outside auditory and any outside advisors engagement by the audit committee.

Audit Committee Financial Expert

     None of our directors or officers have the qualifications or experience to be considered a financial expert. We believe the cost related to retaining a financial expert at this time is prohibitive. Further, because of our limited operations, we believe the services of a financial expert are not warranted.

Code of Ethics

     We have adopted a corporate code of ethics. We believe our code of ethics is reasonably designed to deter wrongdoing and promote honest and ethical conduct; provide full, fair, accurate, timely and understandable disclosure in public reports; comply with applicable laws; ensure prompt internal reporting of code violations; and provide accountability for adherence to the code.

Disclosure Committee and Charter

     We have a disclosure committee and disclosure committee charter. Our disclosure committee is comprise of all of our officers and directors. The purpose of the committee is to provide assistance to the Chief Executive Officer and the Chief Financial Officer in fulfilling their responsibilities regarding the identification and disclosure of material information about us and the accuracy, completeness and timeliness of our financial reports.

Section 16(a) of the Securities Exchange Act of 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership of our common stock with the Securities and Exchange Commission. Directors, executive officers and persons who own more than 10% of our common stock are required by Securities and Exchange Commission regulations to furnish to us copies of all Section 16(a) forms they file.

     Based solely upon review of the copies of such reports received or written representations from the reporting persons, we believe that during our 2006 fiscal year our directors, executive officers and persons who own more than 10% of our common stock filed all reports required by section 16(a) of the Securities Exchange Act of 1934.

EXECUTIVE COMPENSATION

Summary Compensation

     The following table sets forth information with respect to compensation paid by us to our officer during the three most recent fiscal years. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any.

Summary Compensation Table
							Change in
							Pension
						Non-	Value and
						Equity	Nonqualified
						Incentive	Deferred	All
						Plan	Compen-	Other
Name and				Stock	Option	Compen-	sation	Compen-
Principal		Salary	Bonus	Awards	Awards	sation	Earnings	sation	Total
Position	Year	($)	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Allen Collins	2007	0	0	0	0	0	0	0	0
President, Treasurer,	2006	0	0	0	0	0	0	0	0
Secretary, Director	2005	0	0	0	0	0	0	0	0

Robert Baker	2007	0	0	0	0	0	0	0	0
Former President	2006	0	0	0	0	0	0	0	0
Resigned	2005	0	0	0	0	0	0	0	0

      We have not paid any salaries in 2007, and we do not anticipate paying any salaries at any time soon. We will not begin paying salaries until we have adequate funds to do so.

     We have no employment agreements with any of our officers. We do not contemplate entering into any employment agreements until such time as we begin profitable operations.

     The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named executive officers.

      We have one non-qualified stock option plan called the 2005 Nonqualified Stock Option Plan which is registered on Form S-8, SEC file no. 333-126739 under which our shares of common stock have been authorized for issuance to our officers, directors, employees and consultants. The plan provides for the issuance of stock options for services rendered to us. The board of directors is vested with the power to determine the terms and conditions of the options. The plan includes 10,000,000 common shares. As of the date hereof, no options had been granted.

	Number of		Number of securities
	securities to be		remaining available for
	issued upon	Weighted-average	future issuance under
	exercise of	exercise price of	equity compensation
	outstanding	outstanding	plans (excluding
	options, warrants	options, warrants	securities reflected in
	and rights	and rights	column (a))
Plan category	(a)	(b)	(c)
Equity compensation plans
approved by security holders:	None	$0.00	None

Equity compensation plans not
approved by securities holders:	None	$0.00	10,000,000

     Other than the foregoing, there are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and directors other than as described herein.

Long-Term Incentive Plan Awards

     We not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Compensation of Directors

     The following table sets forth information with respect to compensation paid by us to our directors during the last completed fiscal year. Our fiscal year end is January 31, 2007:

Director Compensation Table

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Change in
Pension
	Fees				Value and
	Earned			Non-Equity	Nonqualified	All
	or			Incentive	Deferred	Other
	Paid in	Stock	Option	Plan	Compensation	Compen-
	Cash	Awards	Awards	Compensation	Earnings	sation	Total
Name	($)	($)	($)	($)	($)	($)	($)
Allen Collins	0	0	0	0	0	0	0
Linda S. Smith	0	0	0	0	0	0	0
Robert M. Baker-	0	0	0	0	0	0	0
resigned

     Our directors do not receive any compensation for serving as members of the board of directors.

Indemnification

     Pursuant to the Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

     Regarding indemnification for liabilities arising under the Securities Act of 1933, as amended, which may be permitted to directors or officers pursuant to the foregoing provisions, we are informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

PRINCIPAL AND SELLING SHAREHOLDERS

     The following table sets forth, as of the date of this annual report, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares, assuming all warrants are exercised. The stockholder listed below has direct ownership of his/her shares and possesses sole voting and dispositive power with respect to the shares.

	Number of	Percentage of
Name of Beneficial Ownership	Shares	Ownership
Allen Collins [1]	5,000,000	20.35%

Linda S. Smith [1]	0	0.00%

All Officers and Directors	5,000,000	20.35%
as a Group (2 persons)

Bank Sal Oppenheim [2]	1,348,500	5.49%
Uraniaster.28, CH-8022
Zurich, Switzerland

Dugdale, Richard [3]	1,348,500	5.49%
18141 Medley Drive
Encino, California 91316

EMEA Trade Ltd. [4]	2,475,000	10.07%
Baarerstrasse 86
6302 ZUG, Switzerland

Golden Pig Realty Corp. [5]	1,348,500	5.49%
Edificio Costa Pacifica
Torre 400, 26A Punta Pacifica
Panama City, Panama

Johnannson, Arni [6]	1,348,500	5.49%
2814 Mahers Avenue
West Vancouver, British Columbia
Canada V7V 2J9

Kostouros, Ioannis [7]	1,350,000	5.50%
IEREOS DOUSI 1
Marousi, Attikis 15124
Greece

Lawrence, Tamera [8]	1,348,500	5.49%
3330 Westmount Rol
West Vancouver, British Columbia
Canada V7V 3G6

Papadimas, Athanasios [9]	1,350,000	5.50%
Kyprou 32
Marousi, Attikis 18120
Greece

Papadimas, Gerogios [10]	1,350,000	5.50%
Prosimni
Agolidos 21200
Greece

[1]

The persons named above may be deemed to be a “parent” and “promoter” of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his/its direct and indirect stock holdings.

[2]

Represents 899,000 shares of common stock and 499,500 shares of common stock issuable upon the exercise of warrants. B. Achermann exercises share voting and/or dispositive powers with respect to Bank Sal Oppenheim.

[3]	Represents 899,000 shares of common stock and 499,500 shares of common stock issuable upon the exercise of warrants.

[4]

Represents 1,650,000 shares of common stock and 825,000 shares of common stock issuable upon the exercise of warrants. Jutta Taylor exercises share voting and/or dispositive powers with respect to EMEA

Trade Ltd. EMEA Trade Ltd. is a registered broker-dealer. As such, it is deemed an underwriter and may only resell its securities pursuant to a registration statement.

[5]

Represents 899,000 shares of common stock and 499,500 shares of common stock issuable upon the exercise of warrants. Frank Taggart exercises share voting and/or dispositive powers with respect to Golden Pig Realty Corp.

[6]	Represents 899,000 shares of common stock and 499,500 shares of common stock issuable upon the exercise of warrants.

[7] [8]

Represents 900,000 shares of common stock and 450,000 shares of common stock issuable upon the exercise of warrants.
Represents 899,000 shares of common stock and 499,500 shares of common stock issuable upon the exercise of warrants.

[9]	Represents 900,000 shares of common stock jointly owned and 450,000 shares of common stock issuable upon the exercise of warrants.

[10]	Represents 900,000 shares of common stock jointly owned and 450,000 shares of common stock issuable upon the exercise of warrants.

Future Sales by Existing Stockholders

     A total of 5,000,000 shares of common stock are owned and controlled by our president, Mr. Collins. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition. Therefore, Mr. Collins can currently sell up to 183,800 shares each quarter.

     In addition to the 5,000,000 shares owned by Mr. Collins, 1,005,000 shares are currently outstanding are freely tradeable.

     Further 18,562,500 shares of common stock are being registered in this registration statement, 12,375,000 shares of which are currently outstanding and 6,187,500 shares of common stock which could be issued upon the exercise of outstanding warrants. Currently there 12,375,000 warrants outstanding. Two warrants and the payment of $0.25 allows the holder to purchase one additional share of common stock.

     Because our president controls, your ability to cause a change in the course of our operations is eliminated. As such, the value attributable to the right to vote is gone. This could result in a reduction in value to the shares you own because of the ineffective voting power.

Changes in Control

     To the knowledge of management, there are no present arrangements or pledges of securities of our company which may result in a change in control of our company.

Selling Shareholders

     The following table sets forth the name of each selling shareholder, the total number of shares owned prior to the offering, the percentage of shares owned prior to the offering, the number of shares offered, and the percentage of shares owned after the offering, assuming the selling shareholders exercise all of their Warrants and convert all of their Convertible Notes prior to the offering and then sell all of their shares.

				Percentage of shares
	Total number of	Percentage	Number	owned after the offering
	shares owned	of shares owned	of shares	assuming all of the shares
Name	prior to offering	prior to offering	being offered	are sold in the offering
Anderson, Rob [1]	1,012,500	4.12%	1,012,500	0.00%
Prosymni
Argolidos 21200
Greece

Bank Sal Oppenheim [2]	1,348,500	5.49%	1,348,500	0.00%
Uraniaster.28, CH-8022
Zurich, Switzerland

Bowkett, Colin [3]	195,000	0.79%	195,000	0.00%
905 Lawson Avenue
West Vancouver, British Columbia
Canada V7T 2E1

Dugdale, Richard [4]	1,348,500	5.49%	1,348,500	0.00%
18141 Medley Drive
Encino, California 91316

EMEA Trade Ltd. [5]	2,475,000	10.07%	2,475,000	0.00%
Baarerstrasse 86
6302 ZUG, Switzerland

Ferentinos, Georgios [6]	750,000	3.05%	750,000	0.00%
Erithreas 2-4
Vironas, Attiki 16232
Greece

Golden Pig Realty Corp. [7]	1,348,500	5.49%	1,348,500	0.00%
Edificio Costa Pacifica
Torre 400, 26A Punta Pacifica
Panama City, Panama

Goritsa, Anna [8]	750,000	3.05%	750,000	0.00%
EFRANOROS 35
Athens, 11635
Greece

Hicks, Brian [9]	225,000	0.91%	225,000	0.00%
2830 Brougham Court
Manchester, Maryland 21102

Johnannson, Arni [10]	1,348,500	5.49%	1,348,500	0.00%
2814 Mahers Avenue
West Vancouver, British Columbia
Canada V7V 2J9

Karykis, Theofanis [11]	750,000	3.05%	750,000	0.00%
Prosymni
Argolidos 21200
Greece

Kostouros, Ioannis [12]	1,350,000	5.50%	1,350,000	0.00%
IEREOS DOUSI 1
Marousi, Attikis 15124
Greece

Lacitinola, Linda [13]	75,000	0.31%	75,000	0.00%
3181 Hwy 14-16 East
Clearmont, Wyoming

Lawrence, Tamera [14]	1,348,500	5.49%	1,348,500	0.00%
3330 Westmount Rol
West Vancouver, British Columbia
Canada V7V 3G6

Lohrisch, Dirk [15]	112,500	0.46%	112,500	0.00%
603-933 Seymour Street
Vancouver, British Columbia
Canada V6B 6L6

Lowe, Bill [16]	225,000	0.91%	225,000	0.00%
629 Helena Avenue
Helena, Wyoming 59601

Papadimas, Anastasios [17]	450,000	1.83%	450,000	0.00%
4454 5th Avenue West
Vancouver, British Columbia
Canada V6R 1S5

Papadimas, Athanasios [18]	1,350,000	5.50%	1,350,000	0.00%
Kyprou 32
Marousi, Attikis 18120
Greece

Papadimas, Gerogios [19]	1,350,000	5.50%	1,350,000	0.00%
Prosimni
Agolidos 21200
Greece

Papaschinis, Anastasios [20]	750,000	3.05%	750,000	0.00%
11374 - 88th Avenue
Delta, British Columbia
Canada V4C 3B7

TOTAL	18,562,500	75.56%	18,562,500	0.00%

[1]	Represents 675,000 shares of common stock and 337,500 shares of common stock issuable upon the exercise of warrants.

[2]

Represents 899,000 shares of common stock and 499,500 shares of common stock issuable upon the exercise of warrants. B. Achermann exercises share voting and/or dispositive powers with respect to Bank Sal Oppenheim.

[3]	Represents 130,000 shares of common stock and 65,000 shares of common stock issuable upon the exercise of warrants.

[4]	Represents 899,000 shares of common stock and 499,500 shares of common stock issuable upon the exercise of warrants.

[5]

Represents 1,650,000 shares of common stock and 825,000 shares of common stock issuable upon the exercise of warrants. Jutta Taylor exercises share voting and/or dispositive powers with respect to EMEA Trade Ltd. EMEA Trade Ltd. is a registered broker-dealer. As such, it is deemed an underwriter and may only resell its securities pursuant to a registration statement.

[6]	Represents 500,000 shares of common stock and 250,000 shares of common stock issuable upon the exercise of warrants.

[7]

Represents 899,000 shares of common stock and 499,500 shares of common stock issuable upon the exercise of warrants. Frank Taggart exercises share voting and/or dispositive powers with respect to Golden Pig Realty Corp.

[8]	Represents 500,000 shares of common stock and 250,000 shares of common stock issuable upon the exercise of warrants.

[9]	Represents 150,000 shares of common stock and 75,000 shares of common stock issuable upon the exercise of warrants.

[10]	Represents 899,000 shares of common stock and 499,500 shares of common stock issuable upon the exercise of warrants.

[11]	Represents 500,000 shares of common stock and 250,000 shares of common stock issuable upon the exercise of warrants.

[12]	Represents 900,000 shares of common stock and 450,000 shares of common stock issuable upon the exercise of warrants.

[13]	Represents 50,000 shares of common stock and 25,000 shares of common stock issuable upon the exercise of warrants.

[14]	Represents 899,000 shares of common stock and 499,500 shares of common stock issuable upon the exercise of warrants.

[15]	Represents 75,000 shares of common stock and 37,500 shares of common stock issuable upon the exercise of warrants.

[16]	Represents 150,000 shares of common stock and 75,000 shares of common stock issuable upon the exercise of warrants.

[17]	Represents 300,000 shares of common stock and 150,000 shares of common stock issuable upon the exercise of warrants.

[18]	Represents 900,000 shares of common stock jointly owned and 450,000 shares of common stock issuable upon the exercise of warrants.

[19]	Represents 900,000 shares of common stock jointly owned and 450,000 shares of common stock issuable upon the exercise of warrants.

[20]	Represents 500,000 shares of common stock jointly owned and 250,000 shares of common stock issuable upon the exercise of warrants.

     Other than investing money with us, the foregoing selling security holders have had no material relationship with us during the last three years.

     All of the natural persons named as selling security holders exercise voting and/or dispositive powers with respect to the securities to be offered for resale by our selling security holders.

     EMEA Trade Ltd. is broker-dealer and may be considered as an underwriter when reselling its shares of common stock.

     No selling shareholder is an affiliate of a registered broker dealer.

Future Sales of Shares

     A total of 18,380,000 shares of common stock are issued and outstanding. Of the 18,380,000 shares outstanding, all are restricted securities as defined in Rule 144 of the Securities Act of 1933. 12,375,000 are being offered for sale by the selling shareholders in this offering.

     Shares purchased in this offering, which will be immediately resalable without restriction of any kind.

DESCRIPTION OF SECURITIES

Common Stock

     Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.00001 per share. The holders of our common stock:

*	have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;

*	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

*	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

*	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

     We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative Voting

     Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, present stockholders will own approximately 71.42% of our outstanding shares.

Cash Dividends

     As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Anti-Takeover Provisions

     There are no Nevada anti-takeover provisions that may have the affect of delaying or preventing a change in control. 78.378 through 78.3793 of the Nevada Revised Statutes relates to control share acquisitions that may delay to make more difficult acquisitions or changes in our control, however, they only apply when we have 200 or more stockholders of record, at least 100 of whom have addresses in the state of Nevada appearing on our stock ledger and we do business in this state directly or through an affiliated corporation. Neither of the foregoing events seems likely will occur. Currently, we have no Nevada shareholders and since this offering will not be made in the state of Nevada, no shares will be sold to Nevada residents. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do business in the state of Nevada in the future. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

Reports

     After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-KSB, 10-QSB, and 8-K. You may read copies of any materials we file with the SEC at the SECs Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Stock Transfer Agent

     Our stock transfer agent for our securities is Pacific Stock Transfer Company, 500 East Warm Springs Road, Las Vegas, Nevada 89119 and its telephone number is (702) 361-3033.

CERTAIN TRANSACTIONS

     In January 2004, we issued a total of 2,500,000 shares of restricted common stock to Woodburn Holdings, Ltd., a corporation owned and controlled by Robert M. Baker, an officer and director of our company, in consideration of $25, and 2,500,000 shares of restricted common stock to Dimac Capital Corporation, a corporation owned and controlled by Kathrine MacDonald in consideration of $25. This was accounted for as a purchase of common stock.

     In June 2003, Mr. Baker and Ms. MacDonald loaned us $21,115 to pay for the cost of staking the property, for legal fees connected with our incorporation, paid a portion of the legal fees for our initial public offering, and paid accounting fees. There is no document evidencing the loan; the loan is without interest; and, there are no specific terms of repayment.

     On March 24, 2006, Woodburn Holdings Ltd., a corporation owned and controlled by Robert M. Baker, our then president, principal executive officer, treasurer, principal financial officer, and principal accounting officer conveyed 2,500,000 shares of our common stock to Allen Collins. On the same date, Dimac Capital Corporation, a corporation owned and controlled by Kathrine MacDonald, one of our shareholders, conveyed 2,500,000 shares of our common stock to Allen Collins. The foregoing shares constituted all of the shares of our common stock owned by Woodburn Holdings Ltd., Robert M. Baker, Dimac Capital Corporation, and Kathrine MacDonald. After the sale aforesaid, Mr. Collins owned 5,000,000 shares of our common stock or 83.26% of our total shares of common stock outstanding. Currently we have 18,380,000 shares of common stock outstanding. Mr. Collins’s address is 200 South Main, Suite I, Pocatello, Idaho 83204.

     At January 31, 2007, we owe $1,529 to Woodburn Holdings Ltd. owned by Robert M. Baker, our former president. The debt is unsecured, interest free and repayable on demand.

     At January 31, 2007, we owed $8,400 to Allen Collins, our president. The debt incurred is accounting fees paid by Mr. Collins. In 2007 we paid the debt in full.

     We owed $8,300 to Robert M. Baker, our former president. The debt incurred is consulting fees paid by Mr. Baker. We paid the debt in full in 2006.

LITIGATION

     We are not a party to any pending litigation and none is contemplated or threatened.

EXPERTS

     Our financial statements for the period from inception to January 31, 2007, included in this prospectus have been audited by Morgan & Company, Chartered Accountants, 700 West Georgia Street, Suite 1488, Vancouver, British Columbia, Canada V7Y 1A1, as set forth in their report included in this prospectus. Their report is given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

     Conrad C. Lysiak, Attorney at Law, 601 West First Avenue, Suite 903, Spokane, Washington 99201, telephone (509) 624-1475 has acted as our legal counsel.

FINANCIAL STATEMENTS

     Our fiscal year end is January 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be audited by a firm of Chartered Accountants.

     Audited financial statements for the periods ended January 31, 2007 and January 31, 2006 and unaudited financial statements for the period ended April 30, 2007 follow:

STERLING GOLD CORP
(An Exploration Stage Company)

INTERIM BALANCE SHEETS
(Unaudited)
(Stated in U.S. Dollars)

	APRIL 30	JANUARY 31
	2007	2007

ASSETS

Current
Cash	$32,126	$1,121

LIABILITIES

Current
Accounts payable and accrued liabilities	$4,945	$11,322
Promissory notes payable (Note 5)	51,000	20,000
Advance payable (Note 6)	1,529	1,529
	57,474	32,851

SHAREHOLDERS’ DEFICIENCY

Share Capital
Authorized:
100,000,000 common shares with a par value of $0.00001
per share

Issued and outstanding:
6,005,000 common shares at April 30, 2007
6,005,000 common shares at January 31, 2007	60	60

Additional paid-in capital	100,490	100,490
Unit subscriptions received	15,000	-

Deficit Accumulated During The Exploration Stage	(140,898)	(132,280)
	(25,348)	(31,730)

	$32,126	$1,121

The accompanying notes are an integral part of these financial statements.

STERLING GOLD CORP
(An Exploration Stage Company)

INTERIM STATEMENTS OF OPERATIONS
(Unaudited)
(Stated in U.S. Dollars)

			CUMULATIVE
			PERIOD FROM
			INCEPTION
			JANUARY 26
	THREE MONTHS ENDED		2004 TO
	APRIL 30		APRIL 30
	2007	2006	2007

Revenue	$-	$-	$-

Expenses
Consulting fees	-	-	9,000
Interest and bank charges	1,073	316	3,543
Mineral claim payment and exploration expenditures	-	-	26,800
Office and sundry	-	1,393	13,378
Professional fees	7,395	17,520	85,800
Regulatory	150	1,782	2,377
	8,618	12,883	140,898

Net Loss For The Period	$(8,618)	$(12,883)	$(140,898)

Basic And Diluted Net Loss Per Common Share	$(0.00)	$(0.00)

Weighted Average Number Of Common Shares
Outstanding	6,005,000	6,005,000

The accompanying notes are an integral part of these financial statements.

STERLING GOLD CORP
(An Exploration Stage Company)

INTERIM STATEMENTS OF CASH FLOWS
(Unaudited)
(Stated in U.S. Dollars)

			CUMULATIVE
			PERIOD FROM
			INCEPTION
			JANUARY 26
THREE MONTHS ENDED			2004 TO
	APRIL 30		April 30
	2007	2006	2007

Cash Provided By (Used For):
Operating Activities
Net loss for the period	$(8,618)	$(12,883)	$(140,898)
Changes in non-cash working capital items:
Prepaid expenses	-	289	-
Accounts payable and accrued liabilities	(6,377)	(1,415)	4,945
	(14,995)	(14,009)	(135,953)

Financing Activities
Issue of share capital	-	-	100,550
Unit subscriptions received	15,000	-	15,000
Advance payable	-	-	1,529
Promissory notes payable	31,000	10,250	51,000
	46,000	10,250	168,079

Net Increase (Decrease) In Cash	31,005	(3,759)	32,126

Cash, Beginning Of The Period	1,121	10,028	-

Cash, End Of The Period	$32,126	$6,269	$32,126

Supplemental Information Of Cash Flow Information
Interest paid	$-	$-	$-
Income taxes paid	$-	$-	$-

The accompanying notes are an integral part of these financial statements.

STERLING GOLD CORP
(An Exploration Stage Company)
INTERIM STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIENCY)
PERIOD FROM INCEPTION, JANUARY 26, 2004, TO APRIL 30, 2007
(Stated in U.S. Dollars)

					DEFICIT
	COMMON SHARES			SHARE/Unit	ACCUMULATED
			ADDITIONAL	SUBSCRIPTIONS	DURING THE
		PAR	PAID-IN	RECEIVED	EXPLORATION
	NUMBER	VALUE	CAPITAL	(RECEIVABLE)	STAGE		TOTAL

January 2004 - Shares
issued for cash at $0.00001	5,000,000	$50	$-	$(50)	$-		$-
Net loss for the period	-	-	-	-	(14,425)		(14,425)

Balance, January 31, 2004	5,000,000	50	-	(50)	(14,425)		(14,425)

Share subscriptions received	-	-	-	12,050	-		12,050
Net loss for the year	-	-	-	-	(20,953)		(20,953)

Balance, January 31, 2005	5,000,000	50	-	12,000	(35,378)		(23,328)

Shares issued for cash at $0.10	1,005,000	10	100,490	(12,000)	-		88,500
Net loss for the year	-	-	-	-	(59,114)		(59,114)

Balance, January 31, 2006	6,005,000	60	100,490	-	(94,492)		6,058

Net loss for the year	-	-	-	-	(37,788)		(37,788)

Balance, January 31, 2007	6,005,000	60	100,490	-	(132,280)		(31,730)

Subscriptions received	-	-	-	15,000	-		15,000
Net loss for the period	-	-	-	-	(8,618)		(8,618)

Balance, April 30, 2007	6,005,000	$60	$100,490	$15,000	$(140,898	) $	(25,348)

The accompanying notes are an integral part of these financial statements.

STERLING GOLD CORP.
(An Exploration Stage Company)

NOTES TO INTERIM FINANCIAL STATEMENTS

APRIL 30, 2007
(Unaudited)
(Stated in U.S. Dollars)

1.	BASIS OF PRESENTATION

The unaudited financial statements as of April 30, 2007 included herein, have been prepared without audit pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with United States generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. It is suggested that these financial statements be read in conjunction with the January 31, 2007 audited financial statements and notes thereto. Results of this quarter are not indicative of the results for the year ending January 31, 2008.

2.	NATURE OF OPERATIONS AND GOING CONCERN

Organization

Sterling Gold Corp. (“the Company”) was incorporated in the State of Nevada, U.S.A., on January 26, 2004.

Exploration Stage Activities

The Company has been in the exploration stage since its formation and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining claims. Upon location of a commercial minable reserve, the Company expects to actively prepare the site for its extraction and enter a development stage.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.

As shown in the accompanying financial statements, the Company has incurred a net loss of $8,618 for the three month period ended April 30, 2007 and a deficit since inception of $140,898 and has no revenue. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its mineral claims. Management has plans to seek additional capital through a private placement and public offering of its common stock. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

STERLING GOLD CORP.
(An Exploration Stage Company)

NOTES TO INTERIM FINANCIAL STATEMENTS

APRIL 30, 2007
(Unaudited)
(Stated in U.S. Dollars)

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The financial statements have, in management’s opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

	a)	Exploration Stage Company

The Company complies with Financial Accounting Standards Board (“FASB”) Statement No. 7, and Securities and Exchange Commission (“SEC”) Act Guide 7 in its characterization as an exploration stage company.

	b)	Mineral Claim Payments and Exploration Expenditures

The Company expenses all costs related to the acquisition, maintenance and exploration of mineral claims in which it has secured exploration rights prior to establishment of proven and probable reserves. To date, the Company has not established the commercial feasibility of its exploration prospects; therefore, all costs are being expensed.

	c)	Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses for the reporting period. Actual results could differ from these estimates.

	d)	Foreign Currency Translation

The Company’s functional currency is the U.S. dollar. Transactions in foreign currency are translated into U.S. dollars as follows:

		i)	monetary items at the rate prevailing at the balance sheet date;

		ii)	non-monetary items at the historical exchange rate;

		iii)	revenue and expense items at the average rate in effect during the applicable accounting period.

Transactions undertaken in currencies other than the functional currency of the entity are translated using the exchange rate in effect as of the transaction date. Any exchange gains or losses are included in the Statement of Operations.

STERLING GOLD CORP.
(An Exploration Stage Company)

NOTES TO INTERIM FINANCIAL STATEMENTS

APRIL 30, 2007
(Unaudited)
(Stated in U.S. Dollars)

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

	e)	Basic and Diluted Loss Per Share

In accordance with SFAS No. 128 – “Earnings Per Share”, the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. At April 30, 2007, the Company has no stock equivalents that were anti-dilutive and excluded in the earnings per share computation.

	f)	Financial Instruments

The carrying values of the Company’s financial instruments, including cash, accounts payable and accrued liabilities, note payable and advance payable, approximate their fair values due to their short term maturities.

The Company has adopted SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity”. This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. SFAS No. 150 requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). The financial instruments affected includes certain obligations that can be settled with shares of stock.

	g)	Cash and Cash Equivalents

Cash consists of cash on deposit with high quality major financial institutions, and, to date, has not experienced losses on any of its balances. For purposes of the balance sheet and statement of cash flows, the Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents. At April 30, 2007, the Company had no cash equivalents.

STERLING GOLD CORP.
(An Exploration Stage Company)

NOTES TO INTERIM FINANCIAL STATEMENTS

APRIL 30, 2007
(Unaudited)
(Stated in U.S. Dollars)

4.	MINERAL CLAIM INTEREST

On November 18, 2003, the Company acquired, from a private company controlled by the Company’s former president and a present director, a 100% interest in one mineral claim located in Cariboo Mining Division, British Columbia, Canada, known as the K-2 Mining Claim. The consideration for the acquisition was a cash payment of $6,800, which represented reimbursement of the cost paid by the vendor for the staking of the mineral claim. Title continues to be recorded in the name of this private company on behalf of the Company.

5.	PROMISSORY NOTES PAYABLE

The amounts at April 30, 2007 of $51,000 (2006 - $10,250), comprising three promissory notes of $10,000, $11,000 and $30,000, are due to an unrelated party, are unsecured, bear interest at 10% per annum and are repayable on August 1, 2007, February 1, 2008 and March 1, 2008, respectively.

6.	ADVANCE PAYABLE

The amount at April 30, 2007 of $1,529 (2006 - $1,529) is due to a company owned by a former president and a present director of the Company, is unsecured, interest free and repayable on demand.

7.	RELATED PARTY TRANSACTIONS AND AMOUNTS OWING

During the period ended April 30, 2007, the Company carried out a number of transactions with related parties in the normal course of business. These transactions were recorded at their exchange amount, which is the amount of consideration paid or received, as established and agreed to by the related parties as if they were dealing at arm’s length.

The following are related party transactions and amounts owing at April 30, 2007 that are not otherwise disclosed elsewhere:

The Company incurred accounting fees of $2,800 (2006 - $Nil) to the Company’s president, director, officer and majority shareholder. This amount is included in accounts payable at April 30, 2007 (2006 - $Nil).

STERLING GOLD CORP.
(An Exploration Stage Company)

NOTES TO INTERIM FINANCIAL STATEMENTS

APRIL 30, 2007
(Unaudited)
(Stated in U.S. Dollars)

7.	RELATED PARTY TRANSACTIONS AND AMOUNTS OWING (Continued)

The Company currently has no employees and relies upon its sole officer and directors to further its affairs. The sole officer and directors provide services to the Company without any salaried compensation.

8.	CONTRACTUAL OBLIGATIONS AND COMMITMENTS

The Company has no significant contractual obligations or commitments with any parties respecting executive compensation, consulting arrangements, rental premises or other matters, except as disclosed elsewhere in these notes. The officer and directors provide management services to the Company without any compensation.

9.	SUBSEQUENT EVENT

On of May 17, 2007, the Company closed a private placement of 12,375,000 units and raised $618,750. The price per unit was $0.05. Each unit was comprised of one restricted share of common stock and one restricted common stock purchase warrant. Two warrants and the payment of $0.25 allowed for the purchase of one additional restricted share of common stock. The warrants expire five years from the date of the subscription agreement evidencing the purchase of the units. As at April 30, 2007, the Company had received $15,000 cash in subscriptions.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Directors of
Sterling Gold Corp.
(An Exploration Stage Company)

We have audited the accompanying balance sheets of Sterling Gold Corp. (an exploration stage company) as of January 31, 2007 and 2006, and the related statements of operations, cash flows, and stockholders’ equity (deficiency) for each of the years ended January 31, 2007 and 2006, and for the cumulative period from January 26, 2004 (date of inception) to January 31, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sterling Gold Corp. (an exploration stage company) as of January 31, 2007 and 2006, and the results of its operations and its cash flows for each of the years ended January 31, 2007 and 2006, and for the period from January 26, 2004 (date of inception) to January 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations, has negative cash flows, has a stockholders’ deficiency and is dependent upon obtaining adequate financing to fulfill its development activities. These factors raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Vancouver, Canada	MORGAN & COMPANY

April 25, 2007, except for Note 11(b)	Chartered Accountants
which is as of May 11, 2007

STERLING GOLD CORP.
(An Exploration Stage Company)

BALANCE SHEETS
(Stated in U.S. Dollars)

	JANUARY 31
	2007	2006

ASSETS

CURRENT ASSETS
Cash	$1,121	$10,028
Prepaid expenses		289

	$1,121	$10,317

LIABILITIES

CURRENT
Accounts payable and accrued liabilities	$11,322	$2,730
Promissory notes payable (Note5)	20,000	-
Advance payable (Note 6)	1,529	1,529
	32,851	4,259

STOCKHOLDERS' EQUITY (DEFICIENCY)

Share Capital
Authorized:
100,000,000 voting common shares with a par value of
$0.00001 per share	-	-

Issued and outstanding:
6,005,000 common shares at January 31, 2007
5,000,000 common shares at January 31, 2005	60	60

Additional paid-in capital	100,490	100,490

Deficit Accumulated During The Exploration Stage	(132,280)	(94,492)
	(31,730)	6,058

	$1,121	$10,317

The accompanying notes are an integral part of these
financial statements.

STERLING GOLD CORP.
(An Exploration Stage Company)

STATEMENTS OF OPERATIONS
(Stated in U.S. Dollars)

				CUMULATIVE
				PERIOD FROM
				INCEPTION
	YEARS ENDED			January 31, 2004
	JANUARY 31			TO JANUARY 31
	2007		2006	2007

Revenue	$-		- $	-

Expenses
Consulting fees			9,000	9,000
Interest and bank charges	1,797		393	2,470
Mineral claim payment and exploration	-
expenditures			20,000	26,800
Office and sundry	1,393		10,419	13,378
Professional fees	34,153		17,520	78,405
Regulatory	445		1,782	2,227
Total Expenses	37,788		59,114	132,280

Net Loss For The Period	(37,788)		(59,114)	(132,280)

Basic And Diluted Net Loss Per Common
Share	$(0.01	) $	(0.01)

Weighted Average Number of Common
Shares Outstanding	6,005,000		5,988,548

The accompanying notes are an integral part of these
financial statements.

STERLING GOLD CORP.
(An Exploration Stage Company)

STATEMENTS OF CASH FLOWS
(Stated in U.S. Dollars)

					CUMULATIVE
					PERIOD FROM
					INCEPTION
					JANUARY 26
	YEARS ENDED				2004 TO
	JANUARY 31				JANUARY 31
	2007		2006		2007

Cash Provided By (Used For):
Operating Activities
Net loss for the period	$(37,788	) $	(59,114	) $	(132,280)
Changes in non-cash working capital items:
Prepaid expenses	289		(289)		-
Accounts payable and accrued liabilities	8,592		(7,961)		11,322
	(28,907)		(67,364)		(120,958)

Financing Activities
Issue of share capital	-		100,500		100,550
Share subscriptions received	-		(12,000)		-
Advances payable	-		(2,222)		1,529
Promissory notes payable	20,000		(20,996)		20,000
	20,000		65,282		122,079

Net (Decrease) Increase In Cash	(8,907)		(2,082)		1,121

Cash, Beginning Of Period	10,028		12,110		-

Cash, End Of Period	$1,121		$10,028		$1,121

The accompanying notes are an integral part of
these financial statements.

STERLING GOLD CORP.
(An Exploration Stage Company)
STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIENCY)
PERIOD FROM INCEPTION JANUARY 26, 2004 TO JANUARY 31, 2007
(Stated In U.S. Dollars)

					DEFICIT
	COMMON SHARES			SHARE	ACCUMULATED
			ADDITIONAL	SUBSCRIPTIONS	DURING THE
		PAR	PAID-IN	RECEIVED	EXPLORATION
	NUMBER	VALUE	CAPITAL	(RECEIVABLE)	STAGE	TOTAL

Shares issued for cash at $0.00001	5,000,000	50	0	(50)	0	0
Net loss for the period	0	0	0	0	(14,425)	(14,425)

Balance, January 31, 2004	5,000,000	50	0	(50)	(14,425)	(14,425)

Subscriptions received	0	0	0	12,050	0	12,050
Net loss for the year	0	0	0	0	(20,953)	(20,953)

Balance, January 31, 2005	5,000,000	50	0	12,000	(35,378)	(23,328)

Shares issued for cash at $0.10	1,005,000	10	100,490	(12,000)	0	88,500
Net loss for the year	0	0	0	0	(59,114)	(59,114)

Balance, January 31, 2006	6,005,000	60	100,490	0	(94,492)	6,058

Shares issued	0	0	0	0	0	0
Net loss for the period	0	0	0	0	(37,788)	(37,788)

Balance, January 31, 2007	6,005,000	$60	$100,490	0	$(132,280)$	(31,730)

The accompanying notes are an integral part of these
financial statements.

STERLING GOLD CORPORATION
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

JANUARY 31, 2007 and 2006
(Stated In U.S. Dollars)

1.		NATURE OF OPERATIONS AND GOING CONCERN

Organization

Sterling Gold Corp. (“the Company”) was incorporated in the State of Nevada, U.S.A., on January 26, 2004.

Exploration Stage Activities

The Company has been in the exploration stage since its formation and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining claims. Upon location of a commercial minable reserve, the Company expects to actively prepare the site for its extraction and enter a development stage.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.

As shown in the accompanying financial statements, the Company has incurred a net loss of $37,788 for the year ended January 31, 2007 and a deficit of 132,280 and has no sales. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its mineral claims. Management has plans to seek additional capital through a private placement and public offering of its common stock. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

2.		SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The financial statements have, in management’s opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

	a)	Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States.

STERLING GOLD CORPORATION
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

JANUARY 31, 2007 and 2006
(Stated In U.S. Dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

	b)	Exploration Stage Company

The Company complies with Financial Accounting Standards Board (“FASB”) Statement No. 7, and Securities and Exchange Commissions (“SEC”) Act Guide 7 in its characterization as an exploration stage company.

	c)	Mineral Claim Payments and Exploration Expenditures

The Company expenses all costs related to the acquisition, maintenance and exploration of mineral claims in which it has secured exploration rights prior to establishment of proven and probable reserves. To date, the Company has not established the commercial feasibility of its exploration prospects; therefore, all costs are being expensed.

	d)	Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses for the reporting period. Actual results could differ from these estimates.

	e)	Foreign Currency Translation

The Company’s functional currency is the U.S. dollar. Transactions in foreign currency are translated into U.S. dollars as follows:

		i)	monetary items at the rate prevailing at the balance sheet date;

		ii)	non-monetary items at the historical exchange rate;

		iii)	revenue and expense items at the average rate in effect during the applicable accounting period.

Transactions undertaken in currencies other than the functional currency of the entity are translated using the exchange rate in effect as of the transaction date. Any exchange gains or losses are included in the Statement of Operations.

STERLING GOLD CORPORATION
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

JANUARY 31, 2007 and 2006
(Stated In U.S. Dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

	f)	Income Taxes

The Company had adopted Statement on Financial Accounting Standards (“SFAS”) No. 109 – “Accounting for Income Taxes” (“SFAS 109”). This standard requires the use of an asset and liability approach for financial accounting, and reporting on income taxes. If it is more likely than not that some portion or all of the deferred tax asset will not be realized, a valuation allowance is recognized.

	g)	Basic and Diluted Loss Per Share

In accordance with SFAS No. 128 – “Earnings Per Share”, the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. At January 31, 2007, the Company has no stock equivalents that were anti-dilutive and excluded in the earnings per share computation.

	h)	Financial Instruments

The carrying values of the Company’s financial instruments, including cash, accounts payable, loans payable and accrued liabilities, and due to related parties, approximate their fair values due to their short term maturities.

The Company has adopted SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity”. This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. SFAS No. 150 requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). The financial instruments affected includes certain obligations that can be settled with shares of stock.

	i)	Stock Base Compensation

In December 2002, the FASB issued SFAS No. 148, “Accounting for Stock-Based Compensation – Transition and Disclosure” (“SFAS No. 123”). The purpose of SFAS No. 148 is to: (1) provide alternative methods of transitions for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation, (2) amend the disclosure provisions of SFAS No. 148 were effective for the Company form the year ended January 31, 2005.

STERLING GOLD CORPORATION
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

JANUARY 31, 2007 and 2006
(Stated In U.S. Dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

	i)	Stock Base Compensation (Continued)

The Company has elected to account for stock-based employee compensations arrangements in accordance with the provisions of Accounting Principles Board Opinion No. 24, “Accounting for Stock Issued to Employees”, (APB No. 25”) and comply with the disclosure provisions of SFAS No 123, as amended by SFAS No. 148 as described above. In addition, in accordance with SFAS No. 123, the Company applies the fair value method using the Black-Scholes option pricing model in accounting for options granted to consultants. Under APB No. 24, compensations expense for employees is recognized based on the difference, if any, on the date of grant between the estimated fair value of the Company’s stock and the amount an employee must pay to acquire the stock. Compensation expense is recognized immediately for past services and pro-rata for future services over the option-vesting period. To January 31, 2007, the Company has not granted any stock options.

	j)	Comprehensive Loss

SFAS No. 130 – “Reporting Comprehensive Income” establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at January 31, 2007, the Company has not items that represent a comprehensive loss and, therefore, has nto included a schedule of comprehensive loss in the financial statements.

	k)	Cash and Cash Equivalents

Cash consists of cash on deposit with high quality major financial institutions, and to dare, had not experienced losses on any of its balances. For purposes of the balance sheet and statement of cash flows, the Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents. At January 31, 2007, the Company had no cash equivalents.

	l)	Asset Retirement Obligations

The Company has adopted SFAS No. 143 – “Accounting for Asset Retirement Obligations”, which requires that an asset be recognized as a liability in the period which it is incurred and becomes determinable, with an offsetting increase in the carrying amount of the associated asset.

The cost of the tangible asset, including the initially recognized ARO, is depleted, such that the cost of the ARO is recognized over the useful life of the asset. The ARO is recorded at fair value, and accretion expense is recognized over time as the discounted liability is accreted to its expected settlement value. The fair value of the ARO is measured using expected future cash flow, discounted at he Company’s credit- adjusted risk-free interest rate. To date, no significant asset retirement obligation exists due to the early stage of exploration. Accordingly, no liability has been recorded.

STERLING GOLD CORPORATION
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

JANUARY 31, 2007 and 2006
(Stated In U.S. Dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

	m)	Environmental Costs

Environmental expenditures that relate to current operations are expensed or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations, and which do n to contribute to current or future revenue generation, are expensed. Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the cost can be reasonably estimated. Generally, the timing of these accruals coincides with the earlier of completion of a feasibility study or the Company’s commitments to a plan of action based on the then known facts.

	n)	Revenue Recognition

The Company recognizes revenue in accordance with the criteria outlined in Securities Exchange commission Staff Accounting Bulletin No. 104 (“SAP 104”) – “Revenue Recognition”. Revenues will be recognized once they are earned; specifically when: (a) services are provided or products are delivered to customers, (b) clear proof that an arrangement exists, (c) amounts are fixed or can be determined, and (d) the Company’s ability to collect is reasonably assured.

	o)	Impairment of Long-Lived Assets

In accordance with SFAS 144 – “Accounting for the Impairment or Disposal of Ling-Lived Assets”, the Company records impairment losses on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amount. In such cases, the amount of the impairment is determined based on the relative fair values of the impaired assets.

	p)	Regulatory Matters

The Company and its mineral property interests are subject to a variety of Canadian government regulations governing land use, health, safety and environmental matters. The Company’s management believes it has been in substantial compliance with all such regulations, and is unaware of any pending action or proceeding relating to regulatory matters that would affect the financial position of the Company.

STERLING GOLD CORPORATION
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

JANUARY 31, 2007 and 2006
(Stated In U.S. Dollars)

3.	RECENT ACCOUNTING PRONOUNCEMENTS

a)

In September 2006, FASB issued SFAS No 157, “Fair Value Measure” (“SFAS 157). This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (“GAAP”), expands disclosures about fiar value measurements, and applies under other accounting pronouncements that require or permit fair value measurements. SFAS 157 does not require any new fair value measurements. However, FASB anticipates that for some entities, the application of SFAS 157 will change current practice. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, which for the Company would be the fiscal year beginning February 1, 2008. The Company is currently evaluating the impact of adopting SFAS 157 but does not expect that it will have a significant effect on its financial position or results of operations.

b)

In September 2006, the SEC issued Staff Accounting bulletin (“SAB”) No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements” (“SAB 128”). SAB 108 addresses how the effects of prior year uncorrected misstatements should be considered when quantifying misstatements in current year financial statements. SAB 108 requires companies to quantify misstatements using a balance sheet and income statements approach and to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative and qualitative factors. SAB 108 is effective for interim periods ending after November 15, 2006. The Company is currently evaluating the impact of adopting SAB 108 but does not expect that it will have a significant effect on its financial position or results of operations.

c)

In June 2006, FASB issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes-an Interpretation of FASB Statement No. 109” (“SFAS 48”). This Interpretation clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB No. 109, “Accounting for Income Taxes.” This Interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This Interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. This Interpretation is effective for fiscal years beginning after December 15, 2006. The Company has determined that the adoption of SFAS48 does not have any material impact on the Company’s results of operations or financial position.

STERLING GOLD CORPORATION
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

JANUARY 31, 2007 and 2006
(Stated In U.S. Dollars)

3.	RECENT ACCOUNTING PRONOUNCEMENTS (Continued)

d)

In February 2006, FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments-an amendment of FASB Statements No. 133 and 140” (“SFAS 155”), to simplify and make more consistent the accounting for certain financial instruments. SFAS 155 amends SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities”, to permit fair value remeasurement for any hybrid financial instruments with an embedded derivative that otherwise would require bifurcation, provided that the whole instrument is accounted for on a fair value basis. SFAS 155 amends SFAS 140, “Accounting for the Impairment or Disposal of Long-Lived Assets”, to allow a qualifying special-purpose entity to hold a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS 155 applies to all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006, with earlier application allowed. The adoption of this statement is not expected to have a significant effect pm the Company’s future reported financial position or results of operations.

e)

In November 2005, FASB issued Staff Position No. (“FSP”) Financial Accounting Standard (“FAS”) 115-1, “The Meeting of Other-Than Temporary Impairment and Its Application to Certain Investments” (FAS FASP

115-1”). FAS FSP 115-1 provides accounting guidance for identifying and recognizing other-than temporary impairments of debt and equity securities, as well as cost method investments in addition to disclosure requirements. FAS FSP 115-1 is effective for reporting periods beginning after December 15, 2005, and earlier application is permitted. The Company has determined that the adoption of FAS FSP 115-1 does not have any material impact on the Company’s results of operation or financial position.

f)

In July 2005, FASB issued SFAS No. 154, “Accounting Changes and Error Corrections – A Replacement of APB Opinion No 20 and SFAS No. 3” (“SFAS 154”). SFAS 154 changes the requirements for the accounting for and reporting of a change in accounting principle and applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. SFAS 154 requires retrospective application to prior periods’ financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. The provisions of SFAS

154 are effective for accounting changes and correction of errors made in fiscal years beginning after December 15, 2005. The adoption of this statement did not have a significant effect on the Company’s reported financial positions or results of operations.

g)

In March 2005, FASB issued Interpretation No.47, “Accounting for Conditional Asset Retirement Obligations” (“FIN 47”). FIN 47 clarifies that an entity must record a liability for a conditional asset retirement obligation if the fair value of the obligation can be reasonably estimated. This interpretation also clarifies the circumstances under which an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. This Interpretation is effective no later than the end of fiscal years ending after December 15, 2005. The Company has determined that this guidance does not have any material impact on the Company’s results of operations or financial position.

STERLING GOLD CORPORATION
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

JANUARY 31, 2007 and 2006
(Stated In U.S. Dollars)

3.	RECENT ACCOUNTING PRONOUNCEMENTS (Continued)

h)

In December 2004, FASB issued SFAS No. 152 and 153, “Exchanges of Non-monetary Assets – An Amendment of APB Opinion No. 29” (“SFAS 153”). The guidance in APG Opinion No. 29, “Accounting for Non-monetary Transactions”’ is based on the principle that exchanges of non- monetary assets should be measured based on the fair value of the assets exchanged. The guidance in that Opinion, however, include certain exceptions to that principle. SFAS 153 amends Opinion No.

29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of SFAS 150 are effective for non- monetary asset exchanges occurring in fiscal periods beginning after June 1, 2006. Early application is permitted and companies must apply the standard prospectively. The Company has determined that the adoption of this standard is not expected to have any material impact on the Company’s results of operations or financial position.

4.	MINERAL CLAIM INTEREST

On November 18, 2003, the Company acquired, from a private company controlled by the Company’s former president, a 100% interest in one mineral claim located in Cariboo Mining Division, British Columbia, Canada known as the K-2 Mining Claim. The consideration for the acquisition was a cash payment of $6,800, which represented reimbursement of the cost paid by the vendor for the staking of the mineral claim. Title continues to be recorded in the name of this private company of the Company.

5.	PROMISSORY NOTE PAYABLE

The amounts at January 31, 2007 or $20,000 (2006 - $Nil), comprising two promissory notes of $10,000 each, are due to an unrelated party, are unsecured, bear interest at 10% per annum and are repayable on February 1, 2007 and August 1, 2007, respectively.

6.	ADVANCE PAYABLE

The amount at January 31, 2007 or $1,529 (2006 - $1,529) is due to a company owned by a former president and a present director of the Company, is unsecured, interest free and repayable on demand.

STERLING GOLD CORPORATION
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

JANUARY 31, 2007 and 2006
(Stated In U.S. Dollars)

7.	STOCK OPTION PLAN

The Company has one equity compensation plan (the “2005 Non-Qualified Stock Option Plan”) under which 10,000,000 shares of common stock have been authorized for issuance to its officers, directors, employees and consultants. This plan provides for the issuance of stock options for services rendered to the Company. As of January 31, 2007, no options have been granted.

8.	RELATED PARTY TRANSACTIONS AND AMOUNTS OWING

During the year ended January 31, 2007, the Company carried out a number of transactions with related parties in the normal course of business. These transactions were recorded at their exchange amount, which is the amount of consideration established and agreed to by the related parties.

The following are related party transactions and amounts owing at January 31, 2007 that are not otherwise disclosed elsewhere:

a)

The Company incurred accounting fees of $8,400 (2006 - $Nil) to the Company’s president, director, officer and majority shareholder. This amount is include din accounts payable at January 31, 2007 (2006 - $Nil).

	b)	The Company paid consulting fees of $8,300 (2006 - $9,000) to the former president and present director who was related party to the date of his resignation as officer and director on March 24, 2006.

The Company currently has no employees and relies upon its sole officer and directors to further Its affairs. The sole officer and directors provide services to the Company without any compensation.

9.	INCOME TAX

The provision for income taxes differs from the result which would be obtained by applying the statutory income tax rate of 34% (2006 – 34%) to income before income taxes. The difference results from the following items:

	2007	2006

Computed expected (benefit) income taxes	$(12,848)	(20,099)
Increase in valuation allowance	12,848	20,099

	$-	$-

STERLING GOLD CORPORATION
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

JANUARY 31, 2007 and 2006
(Stated In U.S. Dollars)

9.	INCOME TAXES (Continued)

Significant components of the Company’s deferred income tax assets are as follows:

	2007	2006

Deferred income tax asset	$(44,975)	$(32,127)
Valuation allowance	44,975	32,127

	$-	$-

The Company has incurred operating losses of approximately $132,280 which, if unutilized, will expire through to 2027. Future tax benefits, which may arise as a result of these losses, have not been recognized in these financial statements, and have been offset by a valuation allowance.

10.	CONTRACTUAL OBLIGATIONS AND COMMITMENTS

The Company has no significant contractual obligations or commitments with any parties respecting executive compensation, consulting arrangements, rental premises or other matters, except as disclosed elsewhere in these notes. The officer and directors provide management services to the Company without any compensation.

11.	SUBSEQUENT EVENT

a)

A promissory note fore $10,000, plus accrued interest of $1,000, due on February 1, 2007 has been renewed and extended for one year to February 1, 2008. The amount due is unsecured and bears interest at 10% per annum.

b)

Subsequent to January 31, 2007, the board of directors of the Company has authorized an offering of an unbrokered placement of up to 12,000,000 units of the Company at a price of $0.05 per unit. Each unit consists of one commons share of stock in the Company and on redeemable stock purchase warrant. Two warrants entitle the holder to purchase on additional common share at a price of $0.25 for a period of five years from the date of the subscription agreement.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

     1.      Article XII of the Articles of Incorporation of the company, filed as Exhibit 3.1 to the Registration Statement.

2.	Article IX of the Bylaws of the company, filed as Exhibit 3.2 to the Registration Statement.

3.	Nevada Revised Statutes, Chapter 78.

     The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

ITEM 25.     OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated expenses of the offering, all of which are to be paid by the registrant, are as follows:

SEC Registration Fee	$1.27
Printing Expenses	$600.00
Accounting/Administrative Fees and Expenses	$4,398.73
Blue Sky Fees/Expenses	$0.00
Legal Fees/ Expenses	$35,000.00
Escrow fees/Expenses	$0.00
Transfer Agent Fees	$0.00
Miscellaneous Expenses	$0.00
TOTAL	$40,000.00

ITEM 26.     RECENT SALES OF UNREGISTERED SECURITIES.

     Since inception, the registrant has sold the following securities which were not registered under the Securities Act of 1933, as amended.

a)

In April and May, 2007, we sold 1,249,000 Units to four individuals at an offering price of $0.05 per Unit and raised $62,450. Each Unit was comprised of one share of common stock and one warrant. Two warrants and the payment of $0.25 allows the holder to acquire one additional share of common stock. The warrants expire 5 years from the date of the subscription agreement executed by the holder. The Units were sold pursuant to the exemption from registration contained in Reg. 506 of the Securities Act of 1933. A Form D was filed with the Securities and Exchange Commission and in each state where sales were made. Each subscriber represented that he was an accredited investor.

b)	In May, 2007, we sold 11,126,000 Units to seventeen persons at an offering price of $0.05 per Unit and raised $556,300. Each Unit was comprised of one share of common stock and one warrant.

Two warrants and the payment of $0.25 allows the holder to acquire one additional share of common stock. The warrants expire 5 years from the date of the subscription agreement executed by the holder. The Units were sold pursuant to the exemption from registration contained in Regulation S of the Securities Act of 1933. Each purchaser represented that he was not a US person and each transaction took place outside the United States of America.

ITEM 27.     EXHIBITS.

     The following exhibits are incorporated by reference from our Form SB-2 registration statement filed with the Securities and Exchange Commission on February 20, 2004, SEC file no. 333-112988.

Exhibit No. Document Description
3.1	Articles of Incorporation
3.2	Bylaws
4.1	Specimen Stock Certificate
10.1	Trust Agreement

     The following exhibits are incorporated by reference from our Form 10-KSB filed with the Securities and Exchange Commission on April 28, 2005 for the period ending January 31, 2005:

Exhibit No. Document Description
14.1	Code of Ethics
99.1	Audit Committee Charter
99.2	Disclosure Committee Charter

     The following exhibits are incorporated by reference from our Form S-8 registration statement filed with the Securities and Exchange Commission on July 20, 2005, SEC file no. 333-126739.

Exhibit No. Document Description
10.1	2005 Non-Qualified Stock Option Plan

     The following exhibits are filed with this Form SB-2 registration statement:

Exhibit No. Document Description
5.1	Opinion of Conrad C. Lysiak, Attorney at Law
23.1	Consent of Morgan & Company
23.2	Consent of Conrad C. Lysiak

ITEM 28.     UNDERTAKINGS.

     We hereby undertake:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

	(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered)
and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the
"Calculation of Registration Fee" table in the effective Registration Statement; and

	(iii)	To include any additional or changed material information on the plan of distribution.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(5)	For determining any liability under the Securities Act of 1933:

(i)

we shall treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by us under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective. For determining any liability under the Securities Act of 1933, we shall treat each post- effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

(ii)

we shall treat each prospectus filed by us pursuant to Rule 424(b)(3) as part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(iii)

we shall treat each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this Form SB-2 Registration Statement and has duly caused to the Form SB-2 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Pocatello, Idaho on this 31st day of July, 2007.

STERLING GOLD CORP.

BY:   ALLEN COLLINS
         Allen Collins, President, Principal Executive Officer,
         Treasurer, Principal Accounting Officer, Principal
         Financial Officer and a member of the Board of
         Directors

     KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Allen Collins, as true and lawful attorney-in-fact and agent, with full power of substitution, for his and in his name, place and stead, in any and all capacities, to sign any and all amendment (including post-effective amendments) to this registration statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Form SB-2 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

ALLEN COLLINS	President, Principal Executive Officer, Treasurer	July 31, 2007
Allen Collins	Principal Accounting Officer, Principal Financial
Officer and a member of the Board of Directors

LINDA SMITH	Member of the Board of Directors	July 31, 2007
Linda Smith